Exhibit 99.1

EMPLOYMENT AGREEMENT

EMPLOYMENT AGREEMENT (“Agreement”) dated as of October 1, 2004 between Investment Technology Group, Inc., a Delaware corporation (the “Company”) and Raymond L. Killian, Jr. (the “Executive”).

The parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

SECTION 1.01.  Definitions.  For purposes of this Agreement, the following terms have the meanings set forth below:

“Cause” means (a) gross negligence in the performance of the Executive’s duties which results in material financial harm to the Company or its Subsidiaries; (b) the Executive’s conviction of, or plea of nolo contendere to, any felony, or other crime involving the personal enrichment of the Executive at the expense of the Company or its Subsidiaries (unless the Executive’s action or omission occurred in good faith in the reasonable belief that such action was not criminal); (c) willful refusal by the Executive to perform his duties and responsibilities without the same being corrected within thirty (30) days after being given written notice thereof; or (d) the material breach by the Executive of any of the covenants contained in Articles 6 through 9 or Article 11 of this Agreement.  Notwithstanding the above, “Cause” shall not exist unless the Executive shall have been given written notice that the Company believes it has “Cause”, the Executive has had the opportunity to appear before the Board of Directors of the Company with counsel of his choice to answer the assertion, and such Board of Directors by a two-thirds vote, not including the Executive, has thereafter voted to terminate the Executive’s employment for Cause.

“Change of Control” means and shall be deemed to have occurred:

(i)            if any person (within the meaning of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than the Company or a Related Party, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of Voting Securities representing 30% percent or more of the total voting power of all the then-outstanding Voting Securities; or

(ii)           if the individuals who, as of the date hereof, constitute the Board of Directors of the Company, together with those who first become directors subsequent to such date and whose recommendation, election or nomination for election to the Board of Directors of the Company was approved by a vote of at least a majority of the directors then still in office who either were directors as of the date hereof or whose recommendation, election or nomination for election was previously so approved, cease for any reason to constitute a majority of the members of the Board of Directors of the Company; or

(iii)          upon consummation of a merger, consolidation, recapitalization or reorganization of the Company, reverse split of any class of Voting Securities, or an acquisition of secu-

rities or assets by the Company other than (i) any such transaction in which the holders of outstanding Voting Securities immediately prior to the transaction receive (or retain), with respect to such Voting Securities, voting securities of the surviving or transferee entity representing more than 50 percent of the total voting power outstanding immediately after such transaction, with the voting power of each such continuing holder relative to other such continuing holders not substantially altered in the transaction, or (ii) any such transaction which would result in a Related Party beneficially owning more than 50 percent of the voting securities of the surviving or transferee entity outstanding immediately after such transaction; or

(iv)          upon consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets, other than any such transaction which would result in a Related Party owning or acquiring more than 50 percent of the assets owned by the Company immediately prior to the transaction; or

(v)           if the stockholders of the Company approve a plan of complete liquidation of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Confidential Information” means information that is not generally known to the public and that was or is used, developed or obtained by the Company or its Subsidiaries in connection with their business and which constitutes trade secrets or information which the Company has made reasonable efforts to protect.  It shall not include information (a) required to be disclosed by court or administrative order; (b) lawfully obtainable from other sources or which is in the public domain through no fault of the Executive; or (c) the disclosure of which is consented to in writing by the Company.

“Good Reason” means, without the Executive’s written consent, (a) the material diminution of the Executive’s duties, responsibilities, powers or authorities, including the assignment of any duties and responsibilities inconsistent with his position as described in Section 3.01 hereof, without the same being corrected within ten (10) days after the Executive gives written notice thereof; (b) the removal of the Executive from his offices as described in Section 3.01 hereof; (c) a reduction in the Executive’s Base Salary; (d) the failure to obtain a written assumption of this Agreement by any person acquiring all or substantially all of the assets of the Company, whether effected by purchase of shares, purchase of assets, merger or otherwise, prior to such acquisition; or (e) relocation of the Executive’s principal place of business to a location more than 35 miles from either the Borough of Manhattan in New York City or the city of Boston, Massachusetts.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, an estate, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

“Permanent Disability” means those circumstances where the Executive is unable to continue to perform the usual customary duties of his assigned job or as otherwise assigned in accordance with the provisions of this Agreement for a period of six (6) months in any twelve (12) month period because of physical, mental or emotional incapacity resulting from injury, sickness or disease.  Any questions as to the existence of a Permanent Disability shall be determined by a qualified, inde-

pendent physician selected by the Company and approved by the Executive (which approval shall not be unreasonably withheld).  The determination of any such physician shall be final and conclusive for all purposes of this Agreement; provided that if the Company maintains a long term disability insurance policy covering the Executive, the Executive shall be considered to have a Permanent Disability only if he is eligible for commencement of full disability benefits under such policy.

“Pre-Tax Income of the Company” means the consolidated net income of the Company and its subsidiaries, computed in accordance with generally accepted accounting principles, prior to reduction for taxes and excluding one time gains and nonrecurring charges, such as restructuring and/or good will impairment charges, as determined in good faith by the Compensation Committee of the Board of Directors of the Company.

“Related Party” means (a) a Subsidiary of the Company; (b) an employee or group of employees of the Company or any Subsidiary of the Company; (c) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any majority-owned Subsidiary of the Company; or (d) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of Voting Securities.

“Subsidiary” or “Subsidiaries” means, with respect to any Person, any corporation, partnership, limited liability company, association or other business entity of which (a) if a corporation, fifty (50) percent or more of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or combination thereof; or (b) if a partnership, limited liability company, association or other business entity, fifty (50) percent or more of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof.  For purposes of this definition, a Person or Persons will be deemed to have a fifty (50) percent or more ownership interest in a partnership, limited liability company, association or other business entity if such Person or Persons are allocated fifty (50) percent or more of partnership, limited liability company, association or other business entity gains or losses or control the managing director or member or general partner of such partnership, limited liability company, association or other business entity.

“Voting Securities or Security” means any securities of the Company which carry the right to vote generally in the election of directors.

ARTICLE 2

EMPLOYMENT

SECTION 2.01.  Employment.  The Company shall employ the Executive, and the Executive shall accept employment with the Company, upon the terms and conditions set forth in this Agreement for the period beginning on October 1, 2004 and ending as provided in Section 5.01 (the “Employment Period”).

ARTICLE 3

POSITION AND DUTIES

SECTION 3.01.  Position and Duties.  During the Employment Period, the Executive shall serve as Chief Executive Officer and President of the Company.  In such capacity, the Executive shall have such responsibilities, powers and duties as may from time to time be prescribed by the Board of Directors of the Company; provided that such responsibilities, powers and duties are substantially consistent with those customarily assigned to individuals serving in such position at comparable companies.  During the Employment Period the Executive shall devote substantially all of his working time and efforts to the business and affairs of the Company and its Subsidiaries.  The Executive shall not directly or indirectly render any services of a business, commercial or professional nature to any other person or for-profit organization not related to the business of the Company or its Subsidiaries, whether for compensation or otherwise, without prior written consent of the Board of Directors of the Company, provided that the Board of the Directors agrees that the Executive may continue to serve on the boards of directors of companies on which he serves as of the date hereof.

SECTION 3.02.  Board Seat.  During the Employment Period, the Company shall use its best efforts to cause the Executive to be elected to the Board of Directors of the Company, and if elected the Executive will serve as a member of the Board of Directors of the Company.

ARTICLE 4

BASE SALARY, BONUS AND BENEFITS

SECTION 4.01.  Base Salary.  During the Employment Period, the Executive’s base salary will be $900,000 per annum (the “Base Salary”).  The Base Salary will be payable in accordance with the normal payroll practices of the Company.

SECTION 4.02.  Bonuses.  In addition to the Base Salary, during the Employment Period the Executive shall receive a bonus, pursuant to the Company’s Pay-For-Performance Incentive Plan (or a successor plan), equal to 0.7% of the Pre-Tax Income of the Company.  For calendar year 2004, such bonus shall be equal to 0.7% of the Pre-Tax Income of the Company for the last calendar quarter of 2004.  The Executive shall also be entitled to receive an additional performance bonus, pursuant to the Company’s Pay-For-Performance Incentive Plan (or a successor plan), up to an additional 1.0% of Pre-Tax Income of the Company, contingent on the achievement of applicable performance targets (to be established by the Compensation Committee of the Board of Directors of the Company) as follows:

Percentage of Target	Percentage of Maximum 1% Award
less than 60%	0%

60% or more but less than 70%	20%

70% or more but less than 80%	40%

80% or more but less than 90%	60%

90% or more but less than 100%	80%

100% or more	100%

Target performance levels for such additional performance bonus for the last calendar quarter of 2004 will be based upon 2004 reforecast Pre-Tax Income of the Company for such calendar quarter, as approved by the Board of Directors of the Company at its November 3, 2004 meeting, and target performance levels for calendar years 2005 and 2006 will be based upon Pre-Tax Income of the Company in the calendar year 2005 or 2006 budget, as applicable, as approved by the Board of Directors of the Company.  For calendar year 2004, such additional performance bonus shall be based on the Pre-Tax Income of the Company for the last calendar quarter of 2004, and the percentages listed above will be applied to the last calendar quarter of 2004 as well.  The Executive’s bonuses hereunder will be paid as soon as practicable following the time such bonuses are determined; provided, however, that such bonuses shall be paid no later than sixty (60) days following the end of the applicable year.  Notwithstanding any provision of any applicable bonus plan to the contrary, the Executive shall not be required to remain employed beyond December 31, 2006 in order to receive a bonus hereunder.

SECTION 4.03.  Benefits.  In addition to the Base Salary, and any bonuses payable to the Executive pursuant to this Agreement, the Executive shall be entitled to the following benefits during the Employment Period:

(a)           such medical, life insurance and disability insurance coverage as is, or may during the Employment Period, be provided generally for other senior executive officers of the Company as set forth from time to time in the applicable plan documents;

(b)           maximum of six (6) weeks of paid vacation annually, plus two (2) personal days, during the Employment Period; and

(c)           welfare, retirement and other similar fringe benefits under any plan or arrangement available generally for the senior executive officers of the Company, subject to and consistent with the terms and conditions and overall administration of such plans as set forth from time to time in the applicable plan documents.

SECTION 4.04.  Expenses.  The Company shall reimburse the Executive for all reasonable expenses incurred by him in the course of performing his duties under this Agreement which are consistent with the Company’s policies in effect from time to time with respect to travel, entertainment and other business expenses (“Reimbursable Expenses”), subject to the Company’s requirements with respect to reporting and documentation of expenses.

SECTION 4.05.  Housing.  During the Employment Period, the Company will provide an apartment for the Executive’s use in the Borough of Manhattan in New York City, at a cost not to exceed $11,500 per month.

SECTION 4.06.  Retiree Medical.  The Executive and his spouse will be eligible to receive medical benefits for the remainder of their lives on terms substantially similar to the medical benefits provided to senior executives from time to time.  Such medical benefits will either be provided under the Company’s medical benefit plan or through Company paid medical insurance obtained by the Company for the benefit of the Executive and his spouse.  The medical benefits provided for in this Section 4.06 shall be provided to the Executive and his spouse without regard to the reasons for the Executive’s termination of employment.

SECTION 4.07.  Change of Control.  In the event of a Change of Control prior to the termination of this Agreement, the Executive will receive a lump sum cash payment on the date of such Change of Control equal to the sum of (a) an amount equal to the Executive’s remaining Base Salary payable through December 31, 2006 and (b) 1.7% of the Pre-Tax Income of the Company for the 12 full calendar months immediately preceding such Change of Control multiplied by (i) 2.25, if such Change of Control occurs on or prior to December 31, 2004, (ii) 2.0, if such Change of Control occurs between January 1, 2005 and December 31, 2005, or (iii) 1.0, if such Change of Control occurs between  January 1, 2006 and December 31, 2006, in each case, minus any bonus payments already paid to the Executive with respect to such period pursuant to Section 4.02 above.

ARTICLE 5

TERM AND TERMINATION

SECTION 5.01.  Term.  The Employment Period will terminate on December 31, 2006, provided that (a) the Employment Period shall terminate prior to such date upon the Executive’s death, and (b) the Employment Period may be terminated by either party at any time prior to such date pursuant to this Article 5.

SECTION 5.02.  Termination Due to Death or Permanent Disability, for Good Reason or Without Cause.  If the Employment Period shall be terminated prior to December 31, 2006 (a) due to death or Permanent Disability of the Executive, (b) by the Executive for Good Reason, or (c) by the Company not for Cause, the Executive (or his estate or legal representative) shall be paid solely (i) an amount equal to the Executive’s Base Salary payable through the Date of Termination, (ii) any bonuses earned pursuant to Section 4.02 hereof but not yet paid as of the Date of Termination, (iii) provided the Executive has not received the payment provided for in Section 4.07 above, a lump sum cash payment on the Date of Termination equal to the sum of (x) an amount equal to the Executive’s remaining Base Salary payable through December 31, 2006 and (y) 1.7% of the

Pre-Tax Income of the Company for the 12 full calendar months immediately preceding the Date of Termination multiplied by (A) 2.25, if the Date of Termination occurs on or prior to December 31, 2004, (B) 2.0, if the Date of Termination occurs between January 1, 2005 and December 31, 2005, or (C) 1.0, if the Date of Termination occurs between  January 1, 2006 and December 31, 2006, in each case, minus any bonus payments already paid to the Executive with respect to such period pursuant to Section 4.02 above, and (iv) medical benefits shall be as provided in Section 4.06.  The Executive’s entitlements under any other benefit plan or program, including but not limited to, accrued, unused vacation, shall be as determined thereunder, except that severance benefits shall not be payable under any other plan or program.  Amounts described in clause (i) and (iii) above will be payable in a cash lump sum upon such termination of employment, and amounts described in clause (ii) above will be payable at the time they would be payable pursuant to Section 4.02 had the Executive’s employment not terminated.  In addition, promptly following any such termination, the Executive (or his estate or legal representative) shall also be reimbursed all Reimbursable Expenses incurred by the Executive prior to such termination.

SECTION 5.03.  Termination for Cause or Other Than Good Reason.  If the Employment Period shall be terminated prior to December 31, 2006 (a) by the Company for Cause, or (b) as a result of the Executive’s resignation or leaving of his employment, other than for Good Reason, the Executive shall be entitled to receive solely (except as provided in Section 4.06 above) the Base Salary through the Date of Termination and reimbursement of all Reimbursable Expenses incurred by the Executive prior to such termination.  The Executive’s entitlements under any other benefit plan or program, including but not limited to, accrued, unused vacation, shall be as determined thereunder, except that severance benefits shall not be payable under any plan or program.

SECTION 5.04.  Notice of Termination.  Any termination by the Company for Permanent Disability or Cause or without Cause or by the Executive with or without Good Reason shall be communicated by written Notice of Termination to the other party hereto.  For purposes of this Agreement, a “Notice of Termination” shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of employment under the provision indicated.

SECTION 5.05.  Date of Termination.  “Date of Termination” shall mean (a) if the Employment Period is terminated as a result of a Permanent Disability, five (5) days after a Notice of Termination is given, (b) if the Employment Period is terminated for any other reason, the latest of the date of receipt of the Notice of Termination, the end of any applicable correction period or the Board vote described in Section 1.01.

SECTION 5.06.  No Duty to Mitigate.  The Executive shall have no duty to seek new employment or other duty to mitigate following a termination of employment as described in Section 5.02 above, and no compensation or benefits described in Section 5.02 shall be subject to reduction or offset on account of any subsequent compensation received by the Executive.

ARTICLE 6

CONFIDENTIAL INFORMATION

SECTION 6.01.  Nondisclosure and Nonuse of Confidential Information.  The Executive will not disclose or use at any time during or after the Employment Period any Confidential Information of which the Executive is or becomes aware, whether or not such information is developed by him, except to the extent he reasonably believes that such disclosure or use is directly related to and appropriate in connection with the Executive’s performance of duties assigned to the Executive pursuant to this Agreement.  Under all circumstances and at all times, the Executive will take all appropriate steps to safeguard Confidential Information in his possession and to protect it against disclosure, misuse, espionage, loss and theft.

ARTICLE 7

INTELLECTUAL PROPERTY

SECTION 7.01.  Ownership of Intellectual Property.  In the event that the Executive as part of his activities on behalf of the Company generates, authors or contributes to any invention, design, new development, device, product, method of process (whether or not patentable or reduced to practice or comprising Confidential Information), any copyrightable work (whether or not comprising Confidential Information) or any other form of Confidential Information relating directly or indirectly to the business of the Company as now or hereinafter conducted (collectively, “Intellectual Property”), the Executive acknowledges that such Intellectual Property is the sole and exclusive property of the Company and hereby assigns all right title and interest in and to such Intellectual Property to the Company.  Any copyrightable work prepared in whole or in part by the Executive during the Employment Period will be deemed “a work made for hire” under Section 201(b) of the Copyright Act of 1976, as amended, and the Company will own all of the rights comprised in the copyright therein.  The Executive will promptly and fully disclose all Intellectual Property and will cooperate with the Company to protect the Company’s interests in and rights to such Intellectual Property (including providing reasonable assistance in securing patent protection and copyright registrations and executing all documents as reasonably requested by the Company, whether such requests occur prior to or after termination of Executive’s employment hereunder).

ARTICLE 8

DELIVERY OF MATERIALS UPON TERMINATION OF EMPLOYMENT

SECTION 8.01.  Delivery of Materials upon Termination of Employment.  As requested by the Company, from time to time and upon the termination of the Executive’s employment with the Company for any reason, the Executive will promptly deliver to the Company all copies and embodiments, in whatever form or medium, of all Confidential Information or Intellectual Property in the Executive’s possession or within his control (including written records, notes, photographs, manuals, notebooks, documentation, program listings, flow charts, magnetic media, disks, diskettes, tapes and all other materials containing any Confidential Information or Intellectual Property) irrespective of the location or form of such material and, if requested by the

Company, will provide the Company with written confirmation that to the best of his knowledge all such materials have been delivered to the Company.  This provision shall not prevent the Executive from retaining his personal property, including his personal information contained on any electronic device.

ARTICLE 9

NONCOMPETITION AND NONSOLICITATION

SECTION 9.01.  Noncompetition.  The Executive hereby acknowledges that during his employment with the Company, the Executive has and will become familiar with trade secrets and other Confidential Information concerning the Company, its Subsidiaries and their respective predecessors, and that the Executive’s services have been and will be of special, unique and extraordinary value to the Company.  In addition, the Executive hereby agrees that at any time during the Employment Period, and for a period of one year after the Date of Termination (the “Noncompetition Period”), the Executive will not, directly or indirectly, own, manage, control, participate in, consult with, render services for, or in any manner engage in, any business competing with the businesses of the Company or its Subsidiaries as such businesses exist or are in process or are being demonstrably planned as of the Date of Termination , within any geographical area in which, as of the Date of Termination, the Company or its Subsidiaries engage or demonstrably plan to engage in such businesses.  It will not be considered a violation of this Section 9.01 for the Executive to be a passive owner of not more than 2% of the outstanding stock of any class of a corporation which is publicly traded, so long as the Executive has no active participation in the business of such corporation.

SECTION 9.02.  Nonsolicitation.  The Executive hereby agrees that (a) during the Employment Period and for a period of one (1) year after the Date of Termination (the “Nonsolicitation Period”) the Executive will not, directly or indirectly through another entity, induce or attempt to induce any employee of the Company or its Subsidiaries to leave the employ of the Company or its Subsidiaries, or in any way interfere with the relationship between the Company or its Subsidiaries and any employee thereof or otherwise employ or receive the services of an individual who was an employee of the Company or its Subsidiaries at any time during such Nonsolicitation Period, except any such individual whose employment has been terminated by the Company and (b) during the Nonsolicitation Period, the Executive will not induce or attempt to induce any customer, supplier, client, broker, licensee or other business relation of the Company or its Subsidiaries to cease doing business with the Company or its Subsidiaries.

SECTION 9.03.  Enforcement.  If, at the enforcement of Sections 9.01 or 9.02, a court holds that the duration or scope restrictions stated herein are unreasonable under circumstances then existing, the parties agree that the maximum duration or scope reasonable under such circumstances will be substituted for the stated duration or scope and that the court will be permitted to revise the restrictions contained in this Section 9 to cover the maximum duration and scope permitted by law.

ARTICLE 10

EQUITABLE RELIEF

SECTION 10.01.  Equitable Relief.  The Executive acknowledges that (a) the covenants contained herein are reasonable, (b) the Executive’s services are unique, and (c) a breach or threatened breach by him of any of his covenants and agreements with the Company contained in Sections 6.01, 7.01, 8.01, 9.01 or 9.02 could cause irreparable harm to the Company for which it would have no adequate remedy at law.  Accordingly, and in addition to any remedies which the Company may have at law, in the event of an actual or threatened breach by the Executive of his covenants and agreements contained in Sections 6.01, 7.01, 8.01, 9.01 or 9.02, the Company shall have the absolute right to apply to any court of competent jurisdiction for such injunctive or other equitable relief as such court may deem necessary or appropriate in the circumstances.

ARTICLE 11

INDEMNIFICATION

SECTION 11.01.  General Indemnification.  The Company agrees that if the Executive is made a party, or is threatened to be made a party, to any action, suit or proceeding, whether civil, criminal, administrative or investigative (each, a “Proceeding”), by reason of the fact that he is or was a director, officer or employee of the Company or is or was serving at the request of the Company as a director, officer, member, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether or not the basis of such Proceeding is the Executive’s alleged action in an official capacity while serving as a director, officer, member, employee or agent, the Executive shall be indemnified and held harmless by the Company to the fullest extent permitted or authorized by applicable law and the Company’s certificate of incorporation or bylaws, against all cost, expense, liability and loss (including, without limitation, attorney’s fees, judgments, damages, settlements, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by the Executive in connection therewith (collectively, the “Expenses”), and such indemnification shall continue as to the Executive even if he has ceased to be a director, member, employee or agent of the Company or other entity and shall inure to the benefit of the Executive’s heirs, estate, executors and administrators.

SECTION 11.02.  Advances of Expenses.  Expenses incurred by the Executive in connection with any Proceeding shall be paid by the Company in advance within thirty (30) days after receipt of written request by the Executive specifying the Expenses for which the Executive seeks an advancement, provided that the Executive has delivered to the Company a written, signed undertaking to reimburse the Company for Expenses if it is finally determined by a court of competent jurisdiction that the Executive is not entitled under this Agreement to indemnification with respect to such Expenses.

SECTION 11.03.  Notice of Claim.  The Executive shall give to the Company notice of any claim made against the Executive for which indemnification will or could be sought under this Agreement, but the Executive’s failure to give such notice shall not relieve the Company of any liability the Company may have to the Executive except to the extent that the Company is prejudiced thereby.  In addition, the Executive shall give the Company such information and cooperation as it may reasonably require and as shall be within the Executive’s power and at such time and places as are convenient for the Executive.

SECTION 11.04.  Defense of Claim.  With respect to any Proceeding as to which the Executive notifies the Company of the commencement thereof:

                                (a)           the Company shall be entitled to participate therein at its own expense; and

                                (b)           except as otherwise provided below, to the extent that it may wish, the Company will be entitled to assume the defense thereof, with counsel reasonably satisfactory to the Executive.  The Executive also shall have the right to employ the Executive’s own counsel in such action, suit or proceeding if the Executive reasonably concludes that failure to do so would involve a conflict of interest between the Company and the Executive, and under such circumstances the fees and expenses of such counsel shall be at the expense of the Company, subject to the provisions herein; and

                                (c)           the Company shall not be liable to indemnify the Executive under this Agreement for any amounts paid in settlement of any action or claim effected without its written consent.  The Company shall not settle any action or claim in any manner that would not include a full and unconditional release of the Executive without the Executive’s prior written consent.  Neither the Company nor the Executive will unreasonably withhold or delay their consent to any proposed settlement.

SECTION 11.05.  Non-exclusivity.  The Executive’s rights conferred in this Article 11 shall not be exclusive of any other right the Executive may have or hereafter may acquire under any statute, provision of the declaration of trust or certificate of incorporation or by-laws of the Company or any subsidiary, or any agreement, vote of shareholders or disinterested directors or trustees or otherwise.

SECTION 11.06.  Insurance.  The Company agrees to continue and maintain a directors’ and officers’ liability insurance policy covering the Executive to the extent the Company provides such coverage for its other executive officers.

ARTICLE 12

CERTAIN ADDITIONAL PAYMENTS

SECTION 12.01.  Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment, award, benefit or distribution (including, without limitation, the acceleration of any payment, award, distribution or benefit), by the Company or any of its affiliates to or for the benefit of the Executive (whether pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Article 12) (a “Payment”) would be subject to the excise tax imposed by Section 4999 of the Code or any corresponding provisions of state or local tax law, or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the “Excise Tax”), then the Executive shall be entitled to receive an additional payment (a “Gross-Up Payment”) in an amount such that after payment by the Executive of all taxes (including any Excise Tax, income tax or employment tax) imposed upon the Gross-Up Payment and any interest or penalties imposed with respect to such taxes, the Executive retains from the Gross-Up Payment an amount equal to the Excise Tax imposed upon the Payments.  The payment of a Gross-Up Payment under this Section 12.01 shall not be conditioned upon the Executive’s termination of employment.  Notwithstanding the foregoing provisions of this Section 12.01, if it shall be determined that the Executive is entitled to a Gross-Up Payment, but that the portion of the Payments that would be treated as “parachute payments” under Section 280G of the Code does not exceed the Safe Harbor Amount (as defined below) that could be paid to the Executive such that the receipt of Payments would not give rise to any Excise Tax by more than $100,000, then no Gross-up Payment shall be made to the Executive and the amounts payable under this Agreement shall be reduced so that the Payments, in the aggregate, are reduced to the Safe Harbor Amount. For purposes hereof, the “Safe Harbor Amount” is the greatest amount of payments contingent on a change in ownership or effective control of the Company (within the meaning of Section 280G of the Code) that could be made to the Executive without the receipt of such payments resulting in any Excise Tax. The reduction of the amounts payable hereunder, if applicable, shall be made by first reducing the payments under Section 4.07, unless an alternative method of reduction is elected by the Executive prior to the effective date of the event that triggers the Payments.  For purposes of reducing the payments to the Safe Harbor Amount, only amounts payable under this Agreement (and no other Payments) shall be reduced.  If the reduction of the amounts payable under this Agreement would not result in a reduction of the Payments to the Safe Harbor Amount, no amounts payable under this Agreement shall be reduced pursuant to this Section 12.01.

SECTION 12.02.  Subject to the provisions of Section 12.03, all determinations required to be made under this Article 12, including the determination of whether a Gross-Up Payment is required and of the amount of any such Gross-up Payment, shall be made by a nationally recognized accounting firm selected by the Company (the “Accounting Firm”), which shall provide detailed supporting calculations both to the Company and the Executive within 15 business days after the receipt of notice from the Company that the Executive has received a Payment, or such earlier time as is requested by the Company.  The initial Gross-Up Payment, if any, as determined pursuant to this Section 12.02, shall be paid to the Executive (or for the benefit of the Executive to the extent of the Company’s withholding obligation with respect to applicable taxes) no later than the later of (i) the due date for the payment of any Excise Tax, and (ii) the receipt of the Accounting Firm’s determination.  Any determination by the Accounting Firm meeting the requirements of this Section 12.02 shall be binding upon the Company and the Executive.  As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made (“Underpayment”), consistent with the calculations required to be made hereunder.  In the event that the Company exhausts its remedies pursuant to Section 12.03 and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive.  The fees and disbursements of the Accounting Firm shall be paid by the Company.

SECTION 12.03.  The Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of a Gross-Up Payment.  Such notification shall be given as soon as practicable but not later than ten business days after the Executive receives written notice of such claim and shall apprise the Company of the nature of such claim and the date on which such Claim is requested to be paid.  The Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which it gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due).  If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

(i)            give the Company any information reasonably requested by the Company relating to such claim,
(ii)           take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,
(iii)          cooperate with the Company in good faith in order effectively to contest such claim, and
(iv)          permit the Company to participate in any proceedings relating to such claim;

provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax, income tax or employment tax, including interest and penalties with respect thereto, imposed as a result of such representation and payment of costs and expenses.  Without limitation on the foregoing provisions of this Section 12.03, the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Executive on an interest-free basis and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax, income tax or employment tax, including interest or penalties with respect thereto, imposed with respect to such advance; and further provided that any extension of the statute of limitations relating to the payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount.  Furthermore, the Company’s control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

SECTION 12.04.  If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 12.03, the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to the Company’s complying with the requirements of Section 12.03) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto).  If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 12.03, a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

ARTICLE 13

MISCELLANEOUS

SECTION 13.01.  Remedies.  The parties to this Agreement will have all rights and remedies set forth in this Agreement, all rights and remedies which the parties have been granted at any time under any other agreement or contract and all of the rights which the parties have under any law.  The parties will be entitled to enforce such rights specifically, without posting a bond or other security, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

SECTION 13.02.  Consent to Amendments.  The provisions of this Agreement may be amended or waived only by a written agreement executed and delivered by the Company and the Executive.  No other course of dealing between the parties to this Agreement or any delay in exercising any rights hereunder will operate as a waiver of any rights of any such parties.

SECTION 13.03.  Successors and Assigns.  All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not, provided that the Executive may not assign his rights or delegate his obligations under this Agreement without the written consent of the Company and the Company may assign this Agreement only to a successor to all or substantially all of its assets.

SECTION 13.04.  Severability.  Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

SECTION 13.05.  Counterparts.  This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all of which counterparts taken together will constitute one and the same agreement.

SECTION 13.06.  Descriptive Headings.  The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

SECTION 13.07.  Notices.  All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when delivered personally to the recipient, two (2) business days after the date when sent to the recipient by reputable express courier service (charges prepaid) or four (4) business days after the date when mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid.  Such notices, demands and other communications will be sent to the Executive and to the Company at the addresses set forth below,

If to the Executive:	To the last address delivered to the Company by the Executive in the manner set forth herein.

If to the Company:	Investment Technology Group, Inc. 380 Madison Avenue New York, New York 10017 Attn: General Counsel

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

SECTION 13.08.  Withholding.  The Company may withhold from any amounts payable under this Agreement such federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

SECTION 13.09.  No Third Party Beneficiary.  This Agreement will not confer any rights or remedies upon any person other than the Company, the Executive and their respective heirs, executors, successors and assigns.

SECTION 13.10.  Entire Agreement.  This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes any prior understandings, agreements or representations by or among the parties, written or oral, that may have related in any way to the subject matter hereof.

SECTION 13.11.  Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.  Any reference to any federal, state, local or foreign statute or law will be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.  The use of the word “including” in this Agreement means “including without limitation” and is intended by the parties to be by way of example rather than limitation.

SECTION 13.12.  Survival.  Sections 4.04 and  4.06, Article 5, Sections 6.01, 7.01, 8.01 and Articles 9, 10, 11, 12 and 13 will survive and continue in full force in accordance with their terms notwithstanding any termination of the Employment Period, and the Agreement shall otherwise remain in full force to the extent necessary to enforce any rights and obligations arising hereunder during the Employment Period.

SECTION 13.13.  GOVERNING LAW.  ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS AGREEMENT WILL BE GOVERNED BY THE INTERNAL LAW OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

INVESTMENT TECHNOLOGY GROUP, INC.

By:	/s/ Mark A. Wolfson
Printed Name: Mark A. Wolfson
Title: Chairman of the Compensation Committee of the Board of Directors
Date: December 16, 2004

/s/ Raymond L. Killian, Jr.
Raymond L. Killian, Jr.
Date: December 15, 2004